ATI Physical Therapy Reports First Quarter 2024 Results
Disciplined Execution of Clinic Operations Drove Continued Growth
People Strategies and Culture Refresh Efforts Result in Exceptional Therapist Retention
BOLINGBROOK, IL – May 6, 2024 – ATI Physical Therapy, Inc. (NYSE: ATIP) (“ATI” or the “Company”), a nationally recognized outpatient physical therapy provider in the United States, today reported financial results for the first quarter ended March 31, 2024.
“We grew again in the first quarter, seeing approximately 1,100 more patient visits each day compared to this time last year. I am proud of our purpose-driven and dedicated teams who continued to find ways to expand patient access and are making every life an active life,” said Sharon Vitti, Chief Executive Officer of ATI. “Our performance continues to affirm that we have the right people and strategies in place.”
Ms. Vitti continued, “Our people are what set us apart from the competition. We prioritize our ATI culture and elevating talent, and despite the still tight labor market, our people initiatives drove the ATI clinician turnover rate down to an exceptional 16% in the quarter.”
Joe Jordan, Chief Financial Officer of ATI, said, “We continued to deliver progress in financial results through our people and operations strategies. We are pleased with the progress made and are expecting continued year-over-year growth as we progress through 2024. We are guiding Q2 revenue to be between $185 million and $195 million and Adjusted EBITDA1 to be between $15 million and $20 million.”
First Quarter 2024 Results
Supplemental tables of key performance metrics for the first quarter of 2022 through the first quarter of 2024 are presented after the financial statements at the end of this press release. Commentary on performance results in the first quarter of 2024 is as follows:
•Net revenue was $181.5 million compared to $166.9 million in the first quarter of 2023, an increase of 8.7%.
▪Net patient revenue was $165.4 million compared to $150.8 million in the first quarter of 2023, an increase of 9.7%. See below for discussion of drivers to net patient revenue (i.e., patient visits and Rate per Visit).
▪Other revenue was $16.1 million compared to $16.2 million in the first quarter of 2023, a decrease of 0.7%.
•Visits per Day (“VPD”) were 23,837 compared to 22,701 in the first quarter of 2023, an increase of 5.0%, primarily driven by the Company’s greater capacity to meet demand with more clinical FTE.
1 Refer to "Non-GAAP Financial Measures" below.

▪VPD per Clinic was 26.9 compared to 25.0 in the first quarter of 2023, an increase of 1.9 visits, primarily driven by the Company’s continued focus on clinic operational excellence and footprint optimization.
•Rate per Visit (“RPV”) was $108.42 compared to $103.76 in the first quarter of 2023, an increase of 4.5%. In addition to routine mix changes, the increase was also notably driven by operational improvements in revenue cycle management and improved rates with certain key payors.
•Salaries and related costs were $99.3 million compared to $90.7 million in the first quarter of 2023, an increase of 9.5%, primarily due to wage inflation, added clinicians and support staff, and bonuses for our care providers.
▪PT salaries and related costs per visit were $56.68 compared to $52.98 in the first quarter of 2023, an increase of 7.0%, mainly due to higher compensation per FTE and a lower labor productivity of 9.3 VPD per clinical FTE compared to 9.4 in the first quarter of 2023.
•Rent, clinic supplies, contract labor and other was $55.3 million compared to $52.9 million in the first quarter of 2023, an increase of 4.5%, primarily driven by higher spending on contract labor.
▪PT rent and other per clinic was $60,800 compared to $56,338 in the first quarter of 2023, an increase of 7.9%, primarily due to higher contract labor usage.
•Provision for doubtful accounts was $5.0 million compared to $4.1 million in the first quarter of 2023, and PT provision as a percentage of net patient revenue was 3.0% compared to 2.7%.
•Selling, general and administrative expenses were $26.2 million compared to $30.6 million in the first quarter of 2023, a decrease of 14.4%, primarily driven by lower non-capitalizable debt and capital transaction costs, partially offset by higher costs from wage inflation and added people.
•Non-cash goodwill, intangible and other asset impairment charges totaled $0.5 million related to the impairment of long-lived assets.
•Fair value remeasurement gains related to the 2L notes, warrant liability, and contingent common shares liability totaled $5.5 million primarily driven by decreases in the Company’s share price during the period.
•Interest expense during the quarter was $14.5 million compared to $13.9 million in the first quarter of 2023, an increase of 3.9%, primarily due to a lower interest rate hedge benefit and higher interest rates, partially offset by lower outstanding principal balances on the Company's senior secured term loan and revolving loans.
•Income tax (benefit) expense was $(0.1) million, compared to $0.1 million in the first quarter of 2023.
•Net loss was $13.5 million compared to $25.2 million in the first quarter of 2023.
•Net loss available to common stockholders was $19.3 million compared to $31.6 million in the first quarter of 2023.
▪Fully diluted Class A common stock loss per share was $4.61 compared to $7.70 in the first quarter of 2023.

•Adjusted EBITDA2 was $6.5 million compared to $4.8 million in the first quarter of 2023, an increase of 34.9%, primarily due to higher revenue and associated gross profit.
Adjusted EBITDA3 margin was 3.6% compared to 2.9% in the first quarter of 2023.
•Net cash use was $13.1 million compared to $20.1 million in the first quarter of 2023.
Operating cash use was $39.1 million compared to $14.2 million in the first quarter of 2023, reflecting certain timing differences between accrual and cash basis partially offset by lower net loss.
Investing cash use was $2.5 million compared to $5.1 million in the first quarter of 2023, with the decrease primarily due to fewer new clinic openings. No clinics were opened compared to 4 clinics in the first quarter of 2023.
Financing cash generation (use) was $28.5 million year-to-date compared to $(0.8) million in the first three months of 2023. Excluding revolver activity and a 2L note draw, financing cash use was $1.5 million compared to $0.8 million in the first quarter of 2023.
•As of March 31, 2024, total liquidity was $23.7 million comprised of cash and cash equivalents.
Additionally, ATI closed 11 clinics and divested 1 clinic during the quarter in connection with the Company’s ongoing footprint optimization initiative, resulting in 884 clinics at the end of the quarter.
Q2-2024 Guidance
For the second quarter of 2024, ATI expects net revenue to be in the range of $185 million to $195 million, which represents approximately 7% to 13% year-over-year growth. The Company anticipates it will continue growing patient visits through 2024 as it executes on its commercial, people, and operations strategies. ATI expects Adjusted EBITDA4 in the second quarter of 2024 to be in the range of $15 million to $20 million.
First Quarter 2024 Earnings Conference Call
Management will host a conference call at 5 p.m. Eastern Time on May 6, 2024, to review first quarter 2024 financial results. The conference call can be accessed via a live audio webcast. To join, please access the following web link, ATI Physical Therapy, Inc. Q1 2024 Earnings Conference Call, on the Company’s Investor Relations website at https://investors.atipt.com at least 15 minutes early to register, and download and install any necessary audio software. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.
2 Ibid.
3 Ibid.
4 Ibid.

About ATI Physical Therapy
At ATI Physical Therapy, we are committed to making every life an active life. We provide convenient access to high-quality care to prevent and treat musculoskeletal (MSK) pain. Our approximately 900 locations in 24 states and virtual practice operate under the largest single-branded platform built to support standardized clinical guidelines and operating processes. With outcomes from more than 3 million unique patient cases, ATI strives to utilize quality standards designed to deliver proven, predictable, and impactful patient outcomes. From preventative services in the workplace and athletic training support to outpatient clinical services and online physical therapy via our online platform, CONNECT™, a complete list of our service offerings can be found at ATIpt.com. ATI is based in Bolingbrook, Illinois.
Forward-Looking Statements
All statements other than statements of historical facts contained in this communication are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of the words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the impact of physical therapist attrition and ability to achieve and maintain clinical staffing levels and clinician productivity, anticipated visit and referral volumes and other factors on the Company's overall profitability, and estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.
These forward-looking statements are subject to a number of risks and uncertainties, including:
•our liquidity position raises substantial doubt about our ability to continue as a going concern;
•risks associated with liquidity and capital markets, including the Company's ability to generate sufficient cash flows, together with cash on hand, to run its business, cover liquidity and capital requirements and resolve substantial doubt about the Company's ability to continue as a going concern;
•our ability to meet financial covenants as required by our 2022 Credit Agreement, as amended;
•risks related to outstanding indebtedness and preferred stock, rising interest rates and potential increases in borrowing costs, compliance with associated covenants and provisions and the potential need to seek additional or alternative debt or capital financing in the future;
•risks related to the Company's ability to access additional financing or alternative options when needed;

•our dependence upon governmental and third-party private payors for reimbursement and that decreases in reimbursement rates, renegotiation or termination of payor contracts, billing disputes with third-party payors or unfavorable changes in payor, state and service mix may adversely affect our financial results;
•federal and state governments’ continued efforts to contain growth in Medicaid expenditures, which could adversely affect the Company’s revenue and profitability;
•payments that we receive from Medicare and Medicaid being subject to potential retroactive reduction;
•changes in Medicare rules and guidelines and reimbursement or failure of our clinics to maintain their Medicare certification and/or enrollment status;
•compliance with federal and state laws and regulations relating to the privacy of individually identifiable patient information, and associated fines and penalties for failure to comply;
•risks associated with public health crises, epidemics and pandemics, as was the case with the novel strain of COVID-19, and their direct and indirect impacts or lingering effects on the business, which could lead to a decline in visit volumes and referrals;
•our inability to compete effectively in a competitive industry, subject to rapid technological change and cost inflation, including competition that could impact the effectiveness of our strategies to improve patient referrals and our ability to identify, recruit, hire and retain skilled physical therapists;
•our inability to maintain high levels of service and patient satisfaction;
•risks associated with the locations of our clinics, including the economies in which we operate and the potential need to close clinics and incur closure costs;
•our dependence upon the cultivation and maintenance of relationships with customers, suppliers, physicians and other referral sources;
•the severity of climate change or the weather and natural disasters that can occur in the regions of the U.S. in which we operate, which could cause disruption to our business;
•risks associated with future acquisitions, divestitures and other business initiatives, which may use significant resources, may be unsuccessful and could expose us to unforeseen liabilities;
•failure of third-party vendors, including customer service, technical and information technology (“IT”) support providers and other outsourced professional service providers to adequately address customers’ requests and meet Company requirements;
•risks associated with our ability to secure renewals of current suppliers and other material agreements that the Company currently depends upon for business operations;
•risks associated with our reliance on IT infrastructure in critical areas of our operations including, but not limited to, cyber and other security threats;

•a security breach of our IT systems or our third-party vendors’ IT systems may subject us to potential legal action and reputational harm and may result in a violation of the Health Insurance Portability and Accountability Act of 1996 or the Health Information Technology for Economic and Clinical Health Act;
•maintaining clients for which we perform management and other services, as a breach or termination of those contractual arrangements by such clients could cause operating results to be less than expected;
•our failure to maintain financial controls and processes over billing and collections or disputes with third-party private payors could have a significant negative impact on our financial condition and results of operations;
•our operations are subject to extensive regulation and macroeconomic uncertainty;
•our ability to meet revenue and earnings expectations;
•risks associated with applicable state laws regarding fee-splitting and professional corporation laws;
•inspections, reviews, audits and investigations under federal and state government programs and third-party private payor contracts that could have adverse findings that may negatively affect our business, including our results of operations, liquidity, financial condition and reputation;
•changes in or our failure to comply with existing federal and state laws or regulations or the inability to comply with new government regulations on a timely basis;
•our ability to maintain necessary insurance coverage at competitive rates;
•the outcome of any legal and regulatory matters, proceedings or investigations instituted against us or any of our directors or officers, and whether insurance coverage will be available and/or adequate to cover such matters or proceedings;
•general economic conditions, including but not limited to inflationary and recessionary periods;
•our facilities face competition for experienced physical therapists and other clinical providers that may increase labor costs, result in elevated levels of contract labor and reduce profitability;
•risks associated with our ability to attract and retain talented executives and employees amidst the impact of unfavorable labor market dynamics, wage inflation and recent reduction in value of our share-based compensation incentives, including potential failure of steps being taken to reduce attrition of physical therapists and increase hiring of physical therapists;
•risks resulting from the 2L Notes, IPO Warrants, Earnout Shares and Vesting Shares being accounted for as liabilities at fair value and the changes in fair value affecting our financial results;
•further impairments of goodwill and other intangible assets, which represent a significant portion of our total assets, especially in view of the Company’s recent market valuation;
•our inability to maintain effective internal control over financial reporting;

•risks related to dilution of Common Stock ownership interests and voting interests as a result of the issuance of 2L Notes and Series B Preferred Stock;
•costs related to operating as a public company; and
•risks associated with our efforts and ability to regain and sustain compliance with the listing requirements of our securities on the New York Stock Exchange (“NYSE”).
If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.
Investors should also review those factors discussed in the Company’ Form 10-K for the fiscal year ended December 31, 2023, under the heading "Risk Factors," and other documents filed, or to be filed, by ATI with the SEC. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on the business of the Company or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. Readers should not place undue reliance on forward-looking statements. The Company undertakes no obligations to publicly update or revise any forward-looking statements after the date they are made or to reflect the occurrence of unanticipated events, whether as a result of new information, future events or otherwise, except as required by law.
In addition, statements of belief and similar statements reflect the beliefs and opinions of the Company on the relevant subject. These statements are based upon information available to the Company, as applicable, as of the date of this communication, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.
Non-GAAP Financial Measures
To supplement the Company’s financial information presented in accordance with GAAP and aid understanding of the Company’s business performance, the Company uses certain non-GAAP financial measures, namely “Adjusted EBITDA” and “Adjusted EBITDA margin.” ATI believes Adjusted EBITDA and Adjusted EBITDA margin (i.e., Adjusted EBITDA divided by Net Revenue) assist investors and analysts in comparing the Company’s operating performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of ATI’s core operating performance.
Management believes these non-GAAP financial measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which ATI operates and capital investments. Management uses these non-GAAP financial measures to supplement GAAP measures of performance in the evaluation of the effectiveness of the Company’s business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation and to compare ATI’s performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Adjusted EBITDA and Adjusted EBITDA margin are not recognized terms under GAAP and should not be considered as an alternative to net income (loss) or the ratio of net income (loss) to net revenue as a measure of financial performance, cash flows provided by operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. Additionally, these measures are not intended to be a measure of cash available for management’s discretionary use as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentations of these measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.
Please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures. We are unable to provide a reconciliation between forward-looking Adjusted EBITDA to its comparable GAAP financial measure without unreasonable effort, due to the high difficulty and impracticability of predicting certain amounts required by GAAP with a reasonable degree of accuracy by the date of this release.
Contacts:
Investor Relations
Joanne Fong
SVP, Treasurer and Head of Investor Relations
ATI Physical Therapy
investors@atipt.com
331-273-4891

Media Inquiries
Genesa Garbarino
Garbo Communications
genesa@garbo.agency
424-499-7025

Rob Manker
Marketing Director
ATI Physical Therapy
warren.manker@atipt.com
630-430-4018

ATI Physical Therapy
Condensed Consolidated Statements of Operations
($ in thousands)
(unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023

Net patient revenue	$165,407	$150,754
Other revenue	16,065	16,178
Net revenue	181,472	166,932

Cost of services:
Salaries and related costs	99,328	90,703
Rent, clinic supplies, contract labor and other	55,261	52,878
Provision for doubtful accounts	4,981	4,125
Total cost of services	159,570	147,706
Selling, general and administrative expenses	26,202	30,595
Goodwill, intangible and other asset impairment charges	478	—
Operating loss	(4,778)	(11,369)
Change in fair value of 2L Notes	(5,407)	—
Change in fair value of warrant liability and contingent common shares liability	(103)	(511)
Interest expense, net	14,483	13,936
Other (income) expense, net	(94)	354
Loss before taxes	(13,657)	(25,148)
Income tax (benefit) expense	(134)	62
Net loss	(13,523)	(25,210)
Net income attributable to non-controlling interests	1,128	1,060
Net loss attributable to ATI Physical Therapy, Inc.	(14,651)	(26,270)
Less: Series A Senior Preferred Stock redemption value adjustments	(1,562)	—
Less: Series A Senior Preferred Stock cumulative dividend	6,183	5,303
Net loss available to common stockholders	$(19,272)	$(31,573)

Loss per share of Class A common stock:
Basic	$(4.61)	$(7.70)
Diluted	$(4.61)	$(7.70)
Weighted average shares outstanding:
Basic and diluted	4,180	4,098

ATI Physical Therapy
Condensed Consolidated Balance Sheets
($ in thousands)
(unaudited)

	March 31, 2024	December 31, 2023
Assets:
Current assets:
Cash and cash equivalents	$23,727	$36,802
Accounts receivable (net of allowance for doubtful accounts of $50,443 and $48,055 at March 31, 2024 and December 31, 2023, respectively)	100,518	88,512
Prepaid expenses	10,515	12,920
Insurance recovery receivable	28,680	23,981
Other current assets	1,125	4,367
Assets held for sale	1,606	2,056
Total current assets	166,171	168,638

Property and equipment, net	93,815	100,422
Operating lease right-of-use assets	191,499	194,423
Goodwill, net	289,650	289,650
Trade name and other intangible assets, net	245,714	245,858
Other non-current assets	4,644	4,290
Total assets	$991,493	$1,003,281

Liabilities, Mezzanine Equity and Stockholders' Equity:
Current liabilities:
Accounts payable	$10,860	$14,704
Accrued expenses and other liabilities	76,205	88,435
Current portion of operating lease liabilities	51,339	51,530
Liabilities held for sale	1,319	1,778
Total current liabilities	139,723	156,447

Long-term debt, net (1)	439,274	433,578
2L Notes due to related parties, at fair value	95,615	79,472
Deferred income tax liabilities	21,233	21,367
Operating lease liabilities	181,975	185,602
Other non-current liabilities	2,063	2,277
Total liabilities	879,883	878,743
Commitments and contingencies
Mezzanine equity:
Series A Senior Preferred Stock, $0.0001 par value; 1.0 million shares authorized; 0.2 million shares issued and outstanding; $1,286.53 stated value per share at March 31, 2024; $1,249.06 stated value per share at December 31, 2023	225,014	220,393
(1) Includes $17.0 million of principal amount of debt due to related parties as of March 31, 2024 and December 31, 2023, respectively.

Stockholders' equity:
Class A common stock, $0.0001 par value; 470.0 million shares authorized; 4.5 million shares issued, 4.2 million shares outstanding at March 31, 2024; 4.2 million shares issued, 4.0 million shares outstanding at December 31, 2023	—	—
Treasury stock, at cost, 0.085 million shares and 0.007 million shares at March 31, 2024 and December 31, 2023, respectively	(697)	(219)
Additional paid-in capital	1,305,766	1,308,119
Accumulated other comprehensive income	266	406
Accumulated deficit	(1,423,957)	(1,409,306)
Total ATI Physical Therapy, Inc. equity	(118,622)	(101,000)
Non-controlling interests	5,218	5,145
Total stockholders' equity	(113,404)	(95,855)
Total liabilities, mezzanine equity and stockholders' equity	$991,493	$1,003,281

ATI Physical Therapy
Condensed Consolidated Statements of Cash Flows
($ in thousands)
(unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023
Operating activities:
Net loss	$(13,523)	$(25,210)
Adjustments to reconcile net loss to net cash used in operating activities:
Goodwill, intangible and other asset impairment charges	478	—
Depreciation and amortization	8,883	9,691
Provision for doubtful accounts	4,981	4,125
Deferred income tax provision	(134)	62
Non-cash lease expense related to right-of-use assets	12,000	11,850
Non-cash share-based compensation	2,268	1,454
Amortization of debt issuance costs and original issue discount	710	838
Non-cash interest expense	—	1,736
Loss on disposal and sale of assets	16	489
Change in fair value of 2L Notes	(5,407)	—
Change in fair value of warrant and contingent common share liabilities	(103)	(511)
Change in fair value of non-designated derivative instrument	(351)	—
Changes in:
Accounts receivable, net	(16,987)	(5,770)
Insurance recovery receivable	(4,699)	—
Prepaid expenses and other current assets	2,315	4,073
Other non-current assets	(354)	33
Accounts payable	(3,498)	(2,439)
Accrued expenses and other liabilities	(12,229)	(6,168)
Operating lease liabilities	(13,383)	(8,476)
Other non-current liabilities	(49)	(1)
Net cash used in operating activities	(39,066)	(14,224)

Investing activities:
Purchases of property and equipment	(2,672)	(5,434)
Proceeds from sale of property and equipment	96	—
Proceeds from sale of clinics	84	355
Net cash used in investing activities	(2,492)	(5,079)

Financing activities:
Proceeds from 2L Notes from related parties	25,000	—
Proceeds from revolving line of credit	23,473	—
Payments on revolving line of credit	(18,450)	—
Payment of contingent consideration liabilities	(7)	—
Taxes paid on behalf of employees for shares withheld	(478)	(51)
Distribution to non-controlling interest holders	(1,055)	(710)
Net cash provided by (used in) financing activities	28,483	(761)

Changes in cash and cash equivalents:
Net decrease in cash and cash equivalents	(13,075)	(20,064)
Cash and cash equivalents at beginning of period	36,802	83,139
Cash and cash equivalents at end of period	$23,727	$63,075

Supplemental noncash disclosures:
Derivative changes in fair value (1)	$140	$3,456
Purchases of property and equipment in accounts payable	$2,299	$1,771
Series A Senior Preferred Stock dividends and redemption value adjustments	$4,621	$—
Exchange of delayed draw right for related party 2L Notes	$3,450	$—

Other supplemental disclosures:
Cash paid for interest	$14,174	$9,563
Cash received from hedging activities	$134	$3,418
Cash paid for taxes, net of refunds	$17	$—
(1) Derivative changes in fair value related to unrealized loss (gain) on cash flow hedges, including the impact of reclassifications.

ATI Physical Therapy, Inc.
Supplemental Tables of Key Performance Metrics

	Financial Metrics ($ in 000's)
	Net Patient Revenue	Other Revenue	Net Revenue	Adjusted EBITDA	Adj EBITDA margin
Q1 2022	$138,925	$14,897	$153,822	$(4,695)	(3.1)%
Q2 2022	$148,506	$14,787	$163,293	$5,436	3.3%
Q3 2022	$142,313	$14,479	$156,792	$(392)	(0.3)%
Q4 2022	$146,196	$15,568	$161,764	$6,363	3.9%
Q1 2023	$150,754	$16,178	$166,932	$4,790	2.9%
Q2 2023	$156,938	$15,399	$172,337	$9,338	5.4%
Q3 2023	$162,258	$15,197	$177,455	$9,429	5.3%
Q4 2023	$166,145	$16,147	$182,292	$12,675	7.0%
Q1 2024	$165,407	$16,065	$181,472	$6,463	3.6%

	Operational Metrics
	Visits per Day (1)	Clinical FTE (2)	VPD per cFTE (3)	ATI Clinician Headcount (4)	Contractor Headcount (5)	ATI Clinician Headcount
						Adds (6)	Turnover (7)
Q1 2022	21,062	2,466	8.5	2,658	158	25%	23%
Q2 2022	22,403	2,465	9.1	2,647	151	26%	28%
Q3 2022	21,493	2,465	8.7	2,691	151	33%	25%
Q4 2022	22,316	2,476	9.0	2,662	123	19%	26%
Q1 2023	22,701	2,423	9.4	2,629	168	21%	27%
Q2 2023	23,412	2,452	9.5	2,681	185	27%	19%
Q3 2023	23,435	2,524	9.3	2,786	214	35%	20%
Q4 2023	24,238	2,584	9.4	2,759	179	15%	21%
Q1 2024	23,837	2,560	9.3	2,787	206	18%	16%

(1)Equals patient visits divided by operating days.
(2)Represents clinical staff hours divided by 8 hours divided by number of paid days.
(3)Equals patient visits divided by operating days divided by clinical full-time equivalent employees.
(4)Represents ATI employee clinician headcount at end of period.
(5)Represents contractor clinician headcount at end of period.
(6)Represents ATI employee clinician headcount new hire adds divided by average headcount, multiplied by 4 to annualize.
(7)Represents ATI employee clinician headcount separations divided by average headcount, multiplied by 4 to annualize.

	Unit Economics: PT Clinics ($ actual)
	Ending Clinic Count	PT Revenue per Clinic (1)	VPD per Clinic (2)	PT Rate per Visit (3)	PT Salaries per Visit (4)	PT Rent and Other per Clinic (5)	PT Provision as % PT Revenue (6)
Q1 2022	922	$151,225	22.9	$103.06	$55.47	$54,472	3.7%
Q2 2022	926	$160,431	24.2	$103.57	$53.64	$53,017	2.4%
Q3 2022	929	$153,410	23.2	$103.46	$56.20	$53,945	2.0%
Q4 2022	923	$157,993	24.1	$103.99	$54.92	$51,252	1.7%
Q1 2023	909	$165,846	25.0	$103.76	$52.98	$56,338	2.7%
Q2 2023	911	$172,207	25.7	$104.74	$54.81	$53,866	1.5%
Q3 2023	900	$179,224	25.9	$109.90	$57.47	$57,012	2.1%
Q4 2023	896	$184,948	27.0	$108.81	$56.56	$57,109	0.9%
Q1 2024	884	$186,409	26.9	$108.42	$56.68	$60,800	3.0%

(1)Equals Net Patient Revenue divided by average clinics over the quarter.
(2)Equals patient visits divided by operating days divided by average clinics over the quarter.
(3)Equals Net Patient Revenue divided by patient visits.
(4)Equals estimated patient-related portion of Salaries and Related Costs divided by patient visits.
(5)Equals estimated patient-related portion of Rent, Clinic Supplies, Contract Labor and Other divided by average clinics over the quarter.
(6)Equals estimated patient-related portion of Provision for Doubtful Accounts divided by Net Patient Revenue.

	Customer Satisfaction Metrics
	Net Promoter Score (1)	Google Star Rating (2)
Q1 2022	74	4.9
Q2 2022	75	4.9
Q3 2022	76	4.8
Q4 2022	76	4.9
Q1 2023	76	4.8
Q2 2023	74	4.8
Q3 2023	75	4.9
Q4 2023	76	4.9
Q1 2024	74	4.8

(1)NPS measures customer experience from ATI patient survey responses. The score is calculated as the percentage of promoters less the percentage of detractors.
(2)A Google Star rating is a five-star rating scale that ranks businesses based on customer reviews. Customers are given the opportunity to leave a business review after interacting with a business, which involves choosing from one star (poor) to five stars (excellent).

ATI Physical Therapy, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
($ in thousands)
(unaudited)

Three Months Ended
March 31,
2024
Net loss	$(13,523)
Plus (minus):
Net income attributable to non-controlling interests	(1,128)
Interest expense, net	14,483
Income tax benefit	(134)
Depreciation and amortization expense	8,732
EBITDA	$8,430
Goodwill, intangible and other asset impairment charges (1)	478
Change in fair value of 2L Notes (2)	(5,407)
Changes in fair value of warrant liability and contingent common shares liability (3)	(103)
Share-based compensation	2,330
Non-ordinary legal and regulatory matters (4)	1,178
Change in fair value of non-designated derivative instrument (5)	(351)
Legal cost insurance reimbursements (6)	(256)
Transaction costs (7)	164
Adjusted EBITDA	$6,463
Adjusted EBITDA margin	3.6%
(1)Represents non-cash charges related to the write-down of long-lived assets.
(2)Represents non-cash amounts related to the change in the estimated fair value of the 2L Notes.
(3)Represents non-cash amounts related to the change in the estimated fair value of IPO Warrants, Earnout Shares and Vesting Shares.
(4)Represents non-ordinary course legal costs related to the previously disclosed ATIP stockholder class action complaints, derivative complaint, and SEC matter.
(5)Represents non-cash amounts related to the change in estimated fair value of derivative not designated in a hedging relationship.
(6)Represents insurance reimbursements for legal costs incurred related to the previously disclosed ATIP stockholder class action complaints and derivative complaint.
(7)Represents non-capitalizable debt and capital transaction costs.

ATI Physical Therapy, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
($ in thousands)
(unaudited)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,
	2023	2023	2023	2023
Net loss	$(4,508)	$(14,611)	$(21,749)	$(25,210)
Plus (minus):
Net income attributable to non-controlling interests	(1,115)	(586)	(956)	(1,060)
Interest expense, net	14,943	15,478	16,682	13,936
Income tax expense	2,286	131	89	62
Depreciation and amortization expense	8,915	9,154	9,211	9,564
EBITDA	$20,521	$9,566	$3,277	$(2,708)
Goodwill, intangible and other asset impairment charges (1)	5,591	—	—	—
Change in fair value of 2L Notes (2)	(15,976)	(1,485)	(7,010)	—
Changes in fair value of warrant liability and contingent common shares liability (3)	(457)	(394)	(990)	(511)
Legal cost insurance reimbursements (4)	(3,597)	(4,274)	—	—
Non-ordinary legal and regulatory matters (5)	3,646	3,559	2,001	1,523
Share-based compensation	2,274	2,286	2,755	1,478
Transaction costs (6)	131	215	8,714	5,408
Change in fair value of non-designated derivative instrument	542	(67)	—	—
Pre-opening de novo costs (7)	—	23	147	172
Loss on debt extinguishment (8)	—	—	444	—
Non-recurring labor related credits (9)	—	—	—	(702)
Reorganization and severance costs (10)	—	—	—	130
Adjusted EBITDA	$12,675	$9,429	$9,338	$4,790
Adjusted EBITDA margin	7.0%	5.3%	5.4%	2.9%
(1)Represents non-cash charges related to the write-down of long-lived assets.
(2)Represents non-cash amounts related to the change in the estimated fair value of the 2L Notes.
(3)Represents non-cash amounts related to the change in the estimated fair value of IPO Warrants, Earnout Shares and Vesting Shares.
(4)Represents insurance reimbursements for legal costs incurred related to the previously disclosed ATIP stockholder class action complaints and derivative complaint.
(5)Represents non-ordinary course legal costs related to the previously disclosed ATIP stockholder class action complaints, derivative complaint, and SEC matter.
(6)Represents non-capitalizable debt and capital transaction costs.
(7)Represents expenses associated with renovation, equipment and marketing costs relating to the start-up and launch of new locations incurred prior to opening.
(8)Represents charges related to the loss on debt extinguishment recognized as part of the 2023 Debt Restructuring.
(9)Represents realized benefit of labor related credit, that was not previously considered probable and relates to prior years.
(10)Represents severance costs related to discrete initiatives focused on reorganization and delayering of the Company’s labor model, management structure and support functions.

ATI Physical Therapy, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
($ in thousands)
(unaudited)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,
	2022	2022	2022	2022
Net loss	$(102,407)	$(116,694)	$(135,723)	$(138,223)
Plus (minus):
Net (income) loss attributable to non-controlling interests	(358)	376	177	473
Interest expense, net	13,463	11,780	11,379	8,656
Income tax benefit	(4,998)	(7,218)	(13,033)	(23,281)
Depreciation and amortization expense	9,979	9,907	10,055	9,900
EBITDA	$(84,321)	$(101,849)	$(127,145)	$(142,475)
Goodwill, intangible and other asset impairment charges (1)	96,038	106,663	127,820	155,741
Goodwill, intangible and other asset impairment charges attributable to non-controlling interests (1)	(364)	(457)	(654)	(940)
Changes in fair value of warrant liability and contingent common shares liability (2)	(10,357)	(7,720)	(2,680)	(26,011)
Loss on debt extinguishment (3)	—	—	—	2,809
Loss on legal settlement (4)	—	—	3,000	—
Share-based compensation	1,544	1,920	2,004	1,964
Non-ordinary legal and regulatory matters (5)	937	772	2,202	2,497
Pre-opening de novo costs (6)	101	224	286	381
Transaction costs (7)	1,093	55	603	1,538
Reorganization and severance costs (8)	1,797	—	—	—
Non-recurring labor related credits (9)	(105)	—	—	—
Gain on sale of Home Health service line, net	—	—	—	(199)
Adjusted EBITDA	$6,363	$(392)	$5,436	$(4,695)
Adjusted EBITDA margin	3.9%	(0.3)%	3.3%	(3.1)%
(1)Represents non-cash charges related to the write-down of goodwill, trade name indefinite-lived intangible and other assets.
(2)Represents non-cash amounts related to the change in the estimated fair value of IPO Warrants, Earnout Shares and Vesting Shares.
(3)Represents charges related to the derecognition of the unamortized deferred financing costs and original issuance discount associated with the full repayment of the 2016 first lien term loan.
(4)Represents charge for net settlement liability related to billing dispute.
(5)Represents non-ordinary course legal costs related to the previously disclosed ATIP stockholder class action complaints, derivative complaint, and SEC matter.
(6)Represents expenses associated with renovation, equipment and marketing costs relating to the start-up and launch of new locations incurred prior to opening.
(7)Represents costs related to the Business Combination with FVAC II and non-capitalizable debt and capital transaction costs.
(8)Represents severance, consulting and other costs related to discrete initiatives focused on reorganization and delayering of the Company’s labor model, management structure and support functions.
(9)Represents realized benefit of labor related credit, that was not previously considered probable and relates to prior years.